                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form 8-K

                                 CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):   July 31, 1998




                              APPLIED POWER INC.
                              -----------------
            (Exact name of Registrant as specified in its charter)


        Wisconsin                   1-11288                    39-0168610
        ---------                   -------                    ----------
(State of incorporation)     (Commission File No.)     (I.R.S. Employer Id. No.)


                        13000 West Silver Spring Drive
                           Butler, Wisconsin  53007
         Mailing address:  P. O. Box 325, Milwaukee, Wisconsin  53201
         ------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (414) 781-6600
                                --------------
             (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

     Merger with ZERO Corporation

     On July 31, 1998, ZERO Corporation, a Delaware corporation ("ZERO"), became a wholly owned subsidiary of Applied Power Inc. ("API") through the merger of STB Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of API ("Acquisition"), with and into ZERO (the "Merger") pursuant to an Agreement and Plan of Merger by and among API, ZERO and Acquisition dated as of April 6, 1998 (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, each share of Common Stock, par value $.01 per share, of ZERO ("ZERO Common Stock") outstanding immediately prior to the effective time of the Merger was converted into 0.85 (the "Exchange Ratio") shares of API Class A Common Stock, par value $.20 per share ("API Common Stock"), with resulting fractional share interest to be paid in cash. Each outstanding option to purchase shares of ZERO Common Stock (a "ZERO Option") under ZERO's 1994 Stock Option Plan and 1988 Stock Option Plan, each as amended (collectively, the "Plans"), was assumed by API and converted into an option to purchase shares of API Common Stock on the same terms and conditions as were applicable under such ZERO Option, as adjusted to reflect the Exchange Ratio. Immediately prior to the effective time of the Merger, there were 12,523,060 shares of ZERO Common Stock outstanding and there were ZERO Options outstanding under the Plans to purchase an aggregate of 623,337 shares of ZERO Common Stock. Accordingly, a total of approximately 11,174,000 shares of API Common Stock were issued in the Merger or are issuable upon the exercise of ZERO Options assumed pursuant to the Merger Agreement (less fractional interests paid in cash). The Merger will be treated as a tax-free reorganization for federal income tax purposes and will be accounted for as a pooling of interests.

     The shareholders of API approved the issuance of shares of API Common Stock pursuant to the Merger Agreement to effect the transactions contemplated by the Merger Agreement by the requisite vote at the special meeting of shareholders of API held on July 31, 1998. The stockholders of ZERO approved and adopted the Merger Agreement by the requisite vote at the special meeting of stockholders of ZERO held on July 31, 1998.

     The Exchange Ratio and the other terms of the Merger Agreement were determined by arms-length negotiations between the parties.

     ZERO Common Stock ceased to trade on the New York Stock Exchange and the Pacific Exchange on July 31, 1998 and will be delisted and deregistered. API Common Stock, including the additional shares issued pursuant to the Merger Agreement or issuable upon the exercise of ZERO Options assumed pursuant to the Merger Agreement, is listed on the New York Stock Exchange or authorized for listing upon official notice of issuance.

     As contemplated by the Merger Agreement, the officers of API who were the directors and officers of Acquisition immediately prior to the Merger became the directors and officers of ZERO, as the surviving corporation, at the effective time of the Merger, replacing the persons who were the directors and officers of ZERO immediately prior to the Merger.

     ZERO's operations have two business segments: "Enclosures and Accessories" for the electronics industry and "Other." ZERO's primary business is "Enclosures and Accessories" for the system packaging, thermal management and engineered case requirements of the telecommunications, instrumentation and data processing markets of the electronics industry. ZERO's "Other" segment serves the air cargo and consumer/other markets. Air Cargo Equipment Corporation, a subsidiary of ZERO, designs, manufactures and markets a broad range of specialized and general-purpose cargo containers as well as a patented telescoping baggage/cargo system. In addition, ZERO produces and markets the well-known line of ZERO Halliburton(R) luggage, carrying cases and attaches for consumers worldwide, food service containers and other specialized enclosures.

     API is undertaking a thorough review of ZERO's operations and studying the manner in which its operations can best be optimized within API, and intends to take such actions as a result of this review as may be deemed appropriate under the circumstances. API currently intends to continue the primary business operations of ZERO, and to continue to use the physical assets of ZERO's primary business operations for that purpose, while integrating such operations with its own.

     Further information concerning the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement is contained in API's Registration Statement on Form S-4 (No. 333-58267), which was filed with the Securities and Exchange Commission under the Securities Act of 1933 and became effective on July 1, 1998, and the Joint Proxy Statement of API and ZERO, which also constitutes the Prospectus of API, included therein.


Item 7.   Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired:

     The following financial statements of ZERO (Commission File No. 1-5260) are incorporated herein by reference to pages 21 through 37 of ZERO's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and filed herewith as
Exhibit 99.1:

                                                                            ZERO 10-K
                                                                            Page No.
                                                                            ---------
          Consolidated Financial Statements
          ---------------------------------

          Independent Auditors' Report                                         21

          Statements of Consolidated Income - Years Ended March 31,
          1998, 1997 and 1996                                                  22

          Consolidated Balance Sheets - March 31, 1998 and 1997              23 - 24

          Statements of Consolidated Stockholders' Equity - Years Ended
          March 31, 1998, 1997 and 1996                                        25

          Statements of Consolidated Cash Flows - Years Ended March 31,
          1998, 1997 and 1996                                                  26

          Notes to Consolidated Financial Statements                         27 - 36

          Financial Statement Schedule
          ----------------------------

          Schedule II - Valuation and Qualifying Accounts - Years Ended
          March 31, 1998, 1997 and 1996                                        37

     (b)  Pro Forma Financial Information:

     The following unaudited pro forma combined consolidated financial statements of API and subsidiaries, reflecting the acquisition of ZERO, are filed herewith:

          Introduction to Unaudited Pro Forma Combined Financial Statements of Applied Power Inc. and ZERO Corporation.

          Unaudited Pro Forma Combined Statement of Earnings for the nine months ended May 31, 1998 and 1997.

          Unaudited Pro Forma Combined Statements of Earnings for the fiscal years ended August 31, 1997, 1996 and 1995.

          Unaudited Pro Forma Combined Balance Sheet as of May 31, 1998.

          Notes to Unaudited Pro Forma Combined Financial Statements.


     (c)  Exhibits:

     See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.

                    APPLIED POWER INC. AND ZERO CORPORATION
Introduction to Unaudited Pro Forma Combined Financial Statements

As described under Item 2 of this report, Applied Power Inc. (the "Company" or "API") and ZERO Corporation ("ZERO") were combined through a merger of a newly created, wholly owned subsidiary of API into ZERO. Under the Merger Agreement, which was approved by the shareholders of both companies on July 31, 1998, each share of ZERO Common Stock, par value $.01 per share ("ZERO Common Stock"), issued and outstanding at July 31, 1998 was converted into 0.85 (the "Exchange Ratio") shares of API Class A Common Stock, par value $.20 per share ("API Common Stock").

The following Unaudited Pro Forma Combined Balance Sheet and Statements of Earnings (the "pro forma statements") give effect to the Merger as a pooling of interests and are based on the estimates and assumptions set forth in the notes to such pro forma statements. The pro forma statements have been prepared by the Company utilizing the historical consolidated financial statements of API and ZERO. The Unaudited Pro Forma Combined Balance Sheet has been prepared as if the Merger occurred on May 31, 1998. The Unaudited Pro Forma Combined Statements of Earnings have been prepared as if the Merger occurred on September 1, 1994.

These pro forma statements have been prepared and included herein as required by the rules and regulations of the Securities and Exchange Commission and are provided for comparative purposes only. The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management believes are reasonable. The pro forma statements are not necessarily indicative of the future consolidated financial position and results of operations or those which would have occurred had the Merger been consummated as of the dates reflected in the pro forma statements. The following pro forma financial statements do not reflect any adjustments for the various synergies or cost reductions the Company expects to achieve as a result of the Merger, and should be read in conjunction with the audited historical consolidated financial statements, including the notes thereto, of API and ZERO.

                    APPLIED POWER INC. AND ZERO CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                             API       VERSA/TEK       VERO                                  ZERO
                         NINE MONTHS  SEPTEMBER 1, NINE MONTHS                           NINE MONTHS
                            ENDED          TO         ENDED                   SUB-TOTAL     ENDED                        TOTAL
                           MAY 31,     OCTOBER 6,   MARCH 31,                 PRO FORMA   MARCH 31,                    PRO FORMA
                           1998(1)      1997(1)      1998(1)    ADJUSTMENTS   COMBINED     1998(1)       ADJUSTMENTS   COMBINED
                         ------------ ------------ ------------ -----------   ---------  ------------    -----------   ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales..............    $667,487      $9,330     $126,159                  $802,976     $194,193                    $997,169
Cost of products sold..     433,764       6,637       80,142           24 (4)  520,567      128,412                     648,979
                           --------      ------     --------      -------     --------     --------                    --------
     Gross profit......     233,723       2,693       46,017          (24)     282,409       65,781                     348,190
Engineering, selling
 and administrative
 expenses..............     149,579       1,302       35,397                   186,278       38,098         (1,108)(3)  223,268
Amortization of
 intangible assets.....       8,746         --           354          237 (4)   11,875          --           1,108 (3)   12,983
                                                                    2,538 (5)
                           --------      ------      -------      -------     --------     --------        -------     --------
     Operating earnings      75,398       1,391       10,266       (2,799)      84,256       27,683                     111,939
Other Expenses
 (Income):
     Net financing costs.    15,390         (11)         437          763 (4)   26,319        2,804                      29,123
                                                                    9,740 (5)
     Other--net........        (346)        100          --                       (246)      (8,016)(10)                 (8,262)
                           --------      ------      -------      -------     --------     --------        -------     --------
Net Earnings from
 Continuing Operations
 Before Income Tax
 Expense...............      60,354       1,302        9,829      (13,302)      58,183       32,895                      91,078
Income Tax Expense(11).      21,299         --         3,441         (201)(4)   21,261       13,318                      34,579
                                                                   (3,278)(5)
                           --------      ------      -------      -------     --------     --------        -------     --------
Net Earnings from
 Continuing Operations.    $ 39,055      $1,302      $ 6,388      $(9,823)    $ 36,922     $ 19,577 (10)   $   --      $ 56,499
                           ========      ======      =======      =======     ========     ========        =======     ========
Net earnings from
 continuing operations
 per common and
 equivalent share:
     Basic.............    $   1.41                                           $   1.33     $   1.58 (10)               $   1.48
     Diluted...........    $   1.33                                           $   1.25     $   1.55 (10)               $   1.41
Common and equivalent
 shares used in
 computing per share
 amounts:
     Basic.............      27,790                                             27,790       12,365         (1,855)(2)   38,300
     Diluted...........      29,426                                             29,426       12,651         (1,898)(2)   40,179

        See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                  API          ZERO
                              NINE MONTHS  NINE MONTHS
                                 ENDED        ENDED
                                MAY 31,     MARCH 31,                 PRO FORMA
                                1997 (1)     1997 (1)   ADJUSTMENTS   COMBINED
                              ------------ ------------ -----------   ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales...................    $484,105     $170,778                 $654,883
Cost of products sold.......     298,443      115,221                  413,664
                                --------     --------                 --------
     Gross profit...........     185,662       55,557                  241,219
Engineering, selling and
 administrative expenses....     127,525       33,550        (901)(3)  160,174
Amortization of intangible
 assets.....................       5,046          --          901 (3)    5,947
                                --------     --------     -------     --------
     Operating earnings.....      53,091       22,007                   75,098
Other Expenses (Income):
     Net financing costs....       8,963        3,105                   12,068
     Other--net.............      (1,146)      (1,149)                  (2,295)
                                --------     --------     -------     --------
Earnings from Continuing
 Operations Before Income
 Tax Expense................      45,274       20,051                   65,325
Income Tax Expense (11).....      15,167        7,963                   23,130
                                --------     --------     -------     --------
Earnings from Continuing
 Operations.................    $ 30,107     $ 12,088     $   --      $ 42,195
                                ========     ========     =======     ========
Earnings from continuing
 operations per common and
 equivalent share:
     Basic..................    $   1.09     $   0.99                 $   1.11
     Diluted................    $   1.05     $   0.97                 $   1.08
Common and equivalent shares
 used in computing per share
 amounts:
     Basic..................      27,506       12,197      (1,830)(2)   37,873
     Diluted................      28,626       12,422      (1,863)(2)   39,185



        See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                        EVEREST    VERSA/TEK   VERO                             ZERO
                             API     SEPTEMBER 1,    YEAR      YEAR                             YEAR
                          YEAR ENDED      TO         ENDED    ENDED                SUB-TOTAL   ENDED                  TOTAL
                          AUGUST 31, SEPTEMBER 26, JUNE 30,  JUNE 30,   ADJUST-    PRO FORMA  JUNE 30,  ADJUST-     PRO FORMA
                           1997 (1)    1996 (1)    1997 (1)  1997 (1)    MENTS     COMBINED   1997 (1)   MENTS       COMBINED
                          ---------- ------------- --------- --------   --------   ---------  --------  -------     ----------
                                                   (In Thousands, except per share amounts)
Net Sales.............     $672,316     $3,496      $95,288  $163,270 $  5,701 (7) $940,071   $235,330              $1,175,401
Cost of products sold.      419,420      2,663       69,773   106,492    4,597 (7)  602,965    158,195                 761,160
                                                                            20 (6)
                           --------     ------      -------  -------- --------     --------   --------              ----------
 Gross profit.........      252,896        833       25,515    56,778    1,084      337,106     77,135                 414,241
Engineering, selling
 and administrative
 expenses.............      173,200        304       14,552    37,233      755 (7)  226,044     46,377   (1,194)(3)    271,227
Amortization of
 intangible assets....        6,813        125          --        473      145 (6)   13,952        --     1,194 (3)     15,146
                                                                         3,012 (7)
                                                                         3,384 (8)
                           --------     ------      -------  -------- --------     --------   --------  -------     ----------
 Operating earnings...       72,883        404       10,963    19,072   (6,212)      97,110     30,758                 127,868
Other Expenses
 (Income):
 Net financing
  costs...............       12,003        (23)         (32)      653      282 (6)   35,376      4,095                  39,471
                                                                         9,507 (7)
                                                                        12,986 (8)
 Other--net...........       (1,863)       (47)         607       --        (3)(7)   (1,306)    (1,393)                 (2,699)
                           --------     ------      -------  -------- --------     --------   --------  -------     ----------
Net Earnings from
 Continuing
 Operations Before
 Income Tax Expense...       62,743        474       10,388    18,419  (28,984)      63,040     28,056                  91,096
Income Tax
 Expense (11).........       20,705        --         4,216     6,649       62 (6)   23,433     11,165                  34,598
                                                                        (3,735)(7)
                                                                        (4,464)(8)
                           --------     ------      -------  -------- --------     --------   --------  -------     ----------
Net Earnings from
 Continuing
 Operations...........     $ 42,038     $  474      $ 6,172  $ 11,770 $(20,847)    $ 39,607   $ 16,891  $   --      $   56,498
                           ========     ======      =======  ======== ========     ========   ========  =======     ==========
Net earnings from
 continuing
 operations per
 common and
 equivalent share:
 Basic................     $   1.53                                                $   1.44   $   1.38              $     1.49
 Diluted..............     $   1.46                                                $   1.38   $   1.36              $     1.44
Common and
 equivalent shares
 used in computing
 per share amounts:
 Basic................       27,530                                                  27,530     12,213   (1,832)(2)     37,911
 Diluted..............       28,754                                                  28,754     12,450   (1,868)(2)     39,336

         See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                    API Year  ZERO Year
                                     ended      Ended                    Pro
                                   August 31, March 31,                 Forma
                                    1996 (1)  1996 (1)   Adjustments   Combined
                                   ---------- ---------  -----------   --------
                                     (In Thousands, except per share amounts)
Net Sales.......................    $571,215  $206,247                 $777,462
Cost of products sold...........     351,283   135,708                  486,991
                                    --------  --------                 --------
  Gross profit..................     219,932    70,539                  290,471
Engineering, selling and
 administrative expenses........     158,485    43,933      (1,086)(3)  201,332
Amortization of intangible
 assets.........................       4,054       --        1,086 (3)    5,140
                                    --------  --------     -------     --------
  Operating earnings............      57,393    26,606                   83,999
Other Expenses (Income):
  Net financing costs...........       8,456      (564)                   7,892
  Other--net....................        (230)   (1,077)                  (1,307)
                                    --------  --------     -------     --------
Net Earnings from Continuing
 Operations Before Income Tax
 Expense........................      49,167    28,247                   77,414
Income Tax Expense (11).........      15,438    11,297                   26,735
                                    --------  --------     -------     --------
Net Earnings from Continuing
 Operations.....................    $ 33,729  $ 16,950     $   --      $ 50,679
                                    ========  ========     =======     ========
Net earnings from continuing
 operations per common and
 equivalent share:
  Basic.........................    $   1.25  $   1.08                 $   1.26
  Diluted.......................    $   1.21  $   1.07                 $   1.22
Common and equivalent shares
 used in computing per share
 amounts:
  Basic.........................      26,957    15,719      (2,358)(2)   40,318
  Diluted.......................      27,967    15,866      (2,380)(2)   41,453

        See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                     API Year  ZERO Year
                                      ended      Ended                    Pro
                                    August 31, March 31,                 Forma
                                     1995 (1)  1995 (1)   Adjustments   Combined
                                    ---------- ---------  -----------   --------
                                      (In Thousands, except per share amounts)
Net Sales........................    $527,058  $179,694                 $706,752
Cost of products sold............     325,621   118,084                  443,705
                                     --------  --------                 --------
  Gross profit...................     201,437    61,610                  263,047
Engineering, selling and
 administrative expenses.........     149,210    39,769      (1,025)(3)  187,954
Amortization of intangible
 assets..........................       3,369       --        1,025 (3)    4,394
                                     --------  --------     -------     --------
  Operating earnings.............      48,858    21,841                   70,699
Other Expenses (Income):
  Net financing costs............      10,291    (1,041)                   9,250
  Other--net.....................       1,694    (1,344)                     350
                                     --------  --------     -------     --------
Net Earnings from Continuing
 Operations Before Income Tax
 Expense.........................      36,873    24,226                   61,099
Income Tax Expense (11)..........      11,868     9,401                   21,269
                                     --------  --------     -------     --------
Net Earnings from Continuing
 Operations......................    $ 25,005  $ 14,825     $   --      $ 39,830
                                     ========  ========     =======     ========
Net earnings from continuing
 operations per common and
 equivalent share:
  Basic..........................    $   0.94  $   0.93                 $   0.99
  Diluted........................    $   0.91  $   0.93                 $   0.97
Common and equivalent shares used
 in computing per share amounts:
  Basic..........................      26,559    15,936      (2,390)(2)   40,105
  Diluted........................      27,491    16,020      (2,403)(2)   41,108

        See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                             API          VERO                     Sub-Total      ZERO                     Total
                           May 31,     March 31,                   Pro Forma   March 31,                 Pro Forma
         ASSETS            1998 (1)     1998 (1)   Adjustments     Combined     1998 (1)   Adjustments    Combined
         ------          ------------ ------------ -----------     ---------  ------------ -----------   ----------
                                                    (In Thousands, except share amounts)
Current Assets
 Cash and cash
  equivalents...........  $   4,262     $  6,595                   $  10,857    $ 30,979                 $   41,836
 Short-term
  investments...........        --           --                          --        9,990                      9,990
 Accounts receivable,
  net...................     83,471       29,305                     112,776      35,002                    147,778
 Inventories............    129,950       24,295                     154,245      31,409                    185,654
 Prepaid income tax.....     12,420          --                       12,420       2,608                     15,028
 Prepaid expenses.......      9,721        2,126                      11,847       5,757                     17,604
                          ---------     --------                   ---------    --------                 ----------
   Total Current Assets.    239,824       62,321                     302,145     115,745                    417,890
Investment in VERO
 Group, plc.............        --           --       192,384 (9a)       --          --                         --
                                                     (192,384)(9b)
Other Assets............     30,423        1,401                      31,824      15,743      (1,964)(3)     45,603
Goodwill................    283,794       16,892      134,170 (9b)   434,856      36,505                    471,361
Other Intangibles.......     47,704          --                       47,704         --        1,964 (3)     49,668
Property, Plant and
 Equipment..............    258,453       40,712                     299,165      99,892                    399,057
 Less: Accumulated
  depreciation..........   (129,020)     (10,498)                   (139,518)    (50,887)                  (190,405)
                          ---------     --------                   ---------    --------                 ----------
Net Property, Plant and
 Equipment..............    129,433       30,214                     159,647      49,005                    208,652
                          ---------     --------    ---------      ---------    --------     -------     ----------
   Total Assets.........  $ 731,178     $110,828    $ 134,170      $ 976,176    $216,998     $   --      $1,193,174
                          =========     ========    =========      =========    ========     =======     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities
 Short-term borrowings..  $  37,475     $  1,100                   $  38,575    $      2                 $   38,577
 Trade accounts
  payable...............     66,501       14,387                      80,888       8,174                     89,062
 Accrued compensation
  and benefits..........     29,326          --                       29,326       7,964                     37,290
 Income taxes payable...      3,521        5,235                       8,756       4,371                     13,127
 Other current
  liabilities...........     22,660       16,054                      38,714       7,683                     46,397
                          ---------     --------                   ---------    --------                 ----------
   Total Current
    Liabilities.........    159,483       36,776                     196,259      28,194                    224,453
Long-term Debt..........    284,213       14,859      192,384 (9a)   491,456      50,555                    542,011
Deferred Income Tax.....     17,030          979                      18,009         --                      18,009
Other Deferred
 Liabilities............     25,786          --                       25,786      12,184                     37,970
Shareholders' Equity
 Common stock (API:
  27,836,656 shares;
  ZERO 12,391,197
  shares; and
  38,369,173 shares on
  a pro forma combined
  basis)................      5,587        5,026       (5,026)         5,587         166                      5,753
 Additional paid-in
  capital...............     40,030       30,471      (30,471)        40,030      40,236                     80,266
 Retained earnings......    204,579       23,673      (22,717)       205,535     159,366                    364,901
 Cumulative translation
  adjustments...........     (5,530)        (956)                     (6,486)        113                     (6,373)
 Treasury stock.........        --           --                          --      (73,816)                   (73,816)
                          ---------     --------    ---------      ---------    --------                 ----------
   Total Shareholders'
    Equity..............    244,666       58,214      (58,214)(9b)   244,666     126,065                    370,731
                          ---------     --------    ---------      ---------    --------     -------     ----------
   Total Liabilities and
    Shareholders'
    Equity..............  $ 731,178     $110,828    $ 134,170      $ 976,176    $216,998     $   --      $1,193,174
                          =========     ========    =========      =========    ========     =======     ==========

        See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1--PERIODS COMBINED

     The API consolidated statements of earnings for the nine months ended May 31, 1998 and 1997 (both unaudited) and for the fiscal years ended August 31, 1997, 1996 and 1995 have been combined with the ZERO consolidated statements of income for the nine months ended March 31, 1998 and 1997, for the twelve months ended June 30, 1997 (all unaudited) and for the fiscal years ended March 31, 1996 and 1995, respectively. This presentation has the effect of excluding ZERO's results of operations for the three-month period ended June 30, 1996 in the unaudited pro forma combined statements of operations. Unaudited net sales and net income for ZERO were $54,664,000 and $3,800,000, respectively, for the three-month period ended June 30, 1996. ZERO's results of operations for this period are reflected in shareholders' equity in the pro forma combined balance sheet at May 31, 1998. API's May 31, 1998 unaudited consolidated balance sheet has been combined with ZERO's March 31, 1998 audited consolidated balance sheet and VERO's March 31, 1998 unaudited consolidated balance sheet.

     On April 23, 1998, API announced that it had reached an agreement with the Board of Directors of VERO Group plc ("VERO") on the terms of a recommended cash offer (with a guaranteed loan note alternative) to be made by Applied Power Limited, a United Kingdom subsidiary of API, to acquire the entire issued share capital of VERO at a price of 157 pence per VERO share. On May 5, 1998, Pentair, Inc. announced the terms of a competing cash offer (with a guaranteed loan note alternative), to be made through a wholly-owned subsidiary, to acquire the entire issued share capital of VERO at a price of 170 pence per VERO share. On May 12, 1998, in response to the offer by Pentair, Inc., API increased its cash offer to 192 pence per VERO share. Pentair, Inc. subsequently withdrew its offer. On May 15, 1998, the Applied Power Limited offering documents were sent to the VERO shareholders. On June 5, 1998, the initial tender offer period expired, and API announced that Applied Power Limited had accepted for payment the VERO stock tendered, which totaled over 72% of the outstanding VERO shares. Applied Power Limited had previously acquired approximately 10% of VERO's shares, so that after accepting the shares tendered, Applied Power Limited owned or had accepted over 82% of VERO's shares. The shares accepted were paid for on June 19, 1998. The tender offer remained open. On June 19, 1998, Applied Power Limited announced that the additional shares tendered brought the total of the shares it owned or had accepted for payment to over 90% of all VERO's shares, sufficient to invoke procedures under the U.K. Companies Act of 1985 which, when completed, will result in Applied Power Limited owning all of the outstanding shares of VERO. The unaudited pro forma combined financial data for the nine months ended May 31, 1998 includes the operating results of Versa Technologies, Inc. ("Versa/Tek"), which was acquired by API on October 6, 1997, for the period from September 1 to October 6, 1997 and the operating results of VERO for the nine months ended March 31, 1998. The unaudited pro forma combined financial data for the year ended August 31, 1997 includes the operating results of Everest Electronics Equipment, Inc. ("Everest"), which was acquired by API on September 26, 1996, for the period from September 1 to September 26, 1996, and the operating results of Versa/Tek and VERO for their respective twelve months ended June 30, 1997. The operating results of Versa/Tek and Everest subsequent to their acquisition dates, are included in API's historic results (presented in the first column of the accompanying combined financial statements) for the nine months ended May 31, 1998 and the year ended August 31, 1997.

     VERO's reporting currency is the pound sterling and its financial information in the accompanying pro forma combined financial statements has been translated to the U.S. dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." VERO's historic financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), however, VERO's financial information in the accompanying pro forma combined financial statements has been adjusted to conform with generally accepted accounting principles in the United States ("US GAAP"). The only material adjustment required to conform with US GAAP related to goodwill. Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under US GAAP goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Accordingly, goodwill, net of amortization, was recorded in the pro forma combined balance sheet at May 31, 1998 and the related amortization expense included in the pro forma combined statements of earnings for the nine months ended May 31, 1998 and the twelve months ended August 31, 1997.

NOTE 2--PRO FORMA NET EARNINGS PER SHARE

  The unaudited pro forma combined net earnings per common share and per common and equivalent share is based upon the weighted average number of common and equivalent shares of API and ZERO outstanding for each period at the Exchange Ratio of 0.85 shares of API Common Stock for each share of ZERO Common Stock.

NOTE 3--RECLASSIFICATIONS (ZERO)

  Certain reclassifications, none of which affect income from continuing operations, have been made to the ZERO statements of income in the pro forma combined statements of earnings to conform classifications of "Amortization of intangible assets" and to ZERO's balance sheet in the pro forma combined balance sheet to conform classifications of "Other intangibles."

NOTE 4--PRO FORMA ADJUSTMENTS (VERSA/TEK)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the nine months ended May 31, 1998 as a result of the Versa/Tek acquisition.

      1. Incremental interest expense on acquisition debt at a rate
         of 6.5%......................................................    $(763)
      2. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being
         depreciated over a 7 year life...............................      (24)
      3. Reflect amortization of increase in goodwill and
         intangible assets arising from this transaction, over
         periods of 10 to 40 years....................................     (237)
      4. Decrease in income taxes (net benefit) applying a 39%
         effective US and Wisconsin state income tax rate to the
         earnings of Versa/Tek, less the effect of pro forma
         adjustments in 1, 2 and 3 above (with the exception of non-
         deductible amortization).....................................      201
                                                                          -----
                                                                          $(823)
                                                                          =====

NOTE 5--PRO FORMA ADJUSTMENTS (VERO)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the nine months ended May 31, 1998 as a result of the VERO acquisition.

      1. Incremental interest expense on acquisition debt at a rate of
         6.75%........................................................  $(9,740)
      2. Reflect amortization of goodwill arising from this
         transaction, over a 40 year life.............................   (2,538)
      3. Decrease in income taxes (net benefit) applying a 37%
         effective income tax rate to the earnings of VERO, less the effect of pro forma adjustments in 1 and 2 above (with the
         exception of non-deductible amortization)....................    3,278
                                                                        -------
                                                                        $(9,000)
                                                                        =======

NOTE 6--PRO FORMA ADJUSTMENTS (EVEREST)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 as a result of the Everest acquisition.

      1. Incremental interest expense on acquisition debt at a rate of
         6.5%.........................................................    $(282)
      2. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being depreciated over
         a 7 year life................................................      (20)
      3. Reflect amortization of goodwill arising from this
         transaction, over a 25 year life.............................     (145)
      4. Increase in income taxes applying a 41% effective U.S. and
         California state income tax rate to the earnings of Everest,
         less the effect of pro forma adjustments in 1, 2 and 3 above.      (62)
                                                                          -----
                                                                          $(509)
                                                                          =====

NOTE 7--PRO FORMA ADJUSTMENTS (VERSA/TEK)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 to reflect a full year of Eder Industries in Versa/Tek (Eder was acquired by Versa/Tek on October 31, 1996).

      1. Add historical operating results of Eder for the four-month period July 1, 1996 to 10/31/96 (date of Versa/Tek's
         acquisition)
         Net Sales...................................................  $ 6,338
         Cost of Products Sold.......................................   (4,924)
         Engineering, Selling and Administrative Expenses............     (755)
         Financing Costs.............................................      (19)
         Other Income................................................        3
      2. Eliminate intercompany sales and purchases between Eder and
         Versa/Tek...................................................      637
                                                                          (637)
      3. Incremental interest expense/elimination of interest income relating to the cash borrowed/used in the acquisition at a
         rate of 6.5%................................................     (333)
      4. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being depreciated
         over periods of 10 to 30 years..............................      (24)
      5. Reflect additional amortization of goodwill and other
         intangibles arising from the Eder transaction over periods
         of 3 to 40 years............................................     (163)
                                                                       -------
                                                                       $   123
                                                                       =======

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 as a result of the Versa Tek acquisition.

      6. Incremental interest expense on acquisition debt at a
         rate of 6.5%................................................  $(9,155)
      7. Increase in depreciation expense resulting from
         adjustment to carrying amount of plant and equipment
         being depreciated over a 7 year life........................     (286)
      8. Reflect amortization of increase in goodwill and
         intangible assets arising from this transaction over
         periods of 10 to 40 years...................................   (2,849)
      9. Decrease in income taxes (net benefit) applying a 39%
         effective US and Wisconsin state income tax rate to the
         earnings of Versa/Tek, less the effect of pro forma
         adjustments in 1 through 8 above (with the exception of
         non-deductible amortization)................................    3,735
                                                                       -------
                                                                       $(8,555)
                                                                       =======

NOTE 8--PRO FORMA ADJUSTMENTS (VERO)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for API's year ended August 31, 1997 as a result of the pending VERO acquisition.

      1. Incremental interest expense on acquisition debt at a rate of 6.75%.................................................... $(12,986)
      2. Reflect amortization of goodwill arising from this
         transaction, over a 40 year life............................   (3,384)
      3. Decrease in income taxes (net benefit) applying a 37%
         effective income tax rate to the earnings of VERO, less
         the effect of pro forma adjustments 1 and 2 above (with
         the exception of non-deductible amortization)...............    4,464
                                                                      --------
                                                                      $(11,906)
                                                                      ========

NOTE 9--PRO FORMA ADJUSTMENTS (VERO)

  (a) The following pro forma adjustments are incorporated in the pro forma combined balance sheet at May 31, 1998 as a result of the VERO acquisition.

      Purchase price of outstanding shares..........................  $192,384

  (b) The following pro forma adjustments are made to reflect estimated fair value adjustments and to eliminate the investment in VERO:

      VERO net assets--as reported..................................  $ 58,214
      Fair value adjustments:
        Record goodwill acquired....................................   134,170
                                                                      --------
          Investment in VERO........................................  $192,384
                                                                      ========

  Because of the proximity of the transaction, API has not had adequate time to complete its evaluation of the fair value of the net assets acquired in the VERO transaction. As a result, no fair value adjustments have been reflected in these pro forma statements.

NOTE 10--SPECIAL ITEM (ZERO)

  Other Income--net for the nine months ended March 31, 1998 includes approximately $3,900,000 ($7,024,000 pre-tax) of special items (gain from life insurance and sale of property net of provision for estimated loss on sale of subsidiary) recognized by ZERO during 1998.

NOTE 11--INCOME TAX EXPENSE

  Effective tax rates are higher than the statutory federal income tax rates primarily due to state income taxes, net of federal benefit.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 APPLIED POWER INC.



Date:  August 12, 1998                           By: /s/Robert C. Arzbaecher
                                                     -----------------------
                                                     Robert C. Arzbaecher,
                                                     Vice President and
                                                     Chief Financial Officer

                              APPLIED POWER INC.

                                 EXHIBIT INDEX
                                      to
                            FORM 8-K CURRENT REPORT
                         Date of Report: July 31, 1998

Exhibit                                         Incorporated Herein            Filed
Number     Description                          by Reference to                Herewith
------     -----------                          -------------------            --------

 2.1       Agreement and Plan of Merger,        Appendix A to the Joint
           dated as of April 6, 1998, by        Proxy Statement/Prospectus
           and among Applied Power Inc.,        contained in API's
           ZERO Corporation and STB             Registration Statement on
           Acquisition Corporation              Form S-4 (File No. 333-58267)

 2.2       Certified copy of Certificate                                       X
           of Merger of STB Acquisition
           Corporation with and into
           ZERO Corporation, dated
           July 31, 1998

 23        Consent of Deloitte & Touche LLP,                                   X
           ZERO's independent accountants

99.1       Consolidated balance sheets of ZERO                                 X
           Corporation and subsidiaries as of
           March 31, 1998 and 1997, and the
           related statements of consolidated
           income, stockholders' equity and
           cash flows for each of the three
           years in the period ended March 31,
           1998, and the notes thereto and
           independent auditors' report thereon
           incorporated by reference in Item
           7(a) of this Report.

99.2       Press Release dated July 31, 1998                                   X